Exhibit 2.17
FIFTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT, dated as of September 14, 2009 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by Mitel Networks, Inc. (“MNI”), Mitel US Holdings, Inc. (“Holdings”), Mitel (Delaware), Inc. (together with MNI and Holdings, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”) and Mitel Networks Corporation (the “Canadian Borrower” and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in Article I below) and Wilmington Trust FSB, as U.S. Administrative Agent (in such capacity, the
“U.S. Administrative Agent”).
WITNESSETH:
     WHEREAS, the Borrowers, the Lenders, the U.S. Administrative Agent, Morgan Stanley Bank, as U.S. Issuer, and as U.S. Swing Line Lender, Morgan Stanley Senior Funding (Nova Scotia) Co., as Canadian Issuer and Canadian Swing Line Lender, are all parties to the First Lien Credit Agreement, dated as of August 16, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and as further amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers and the Lenders have agreed to make certain amendments to the Credit Agreement to conform to recent amendments made to the Second Lien Credit Agreement;
     NOW, THEREFORE, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Amendment” is defined in the preamble.
     “Amendment Effective Date” is defined in Article III.
     “Borrower” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
     “Existing Credit Agreement” is defined in the first recital.

     SECTION 1.2 Defined Terms Generally. Unless otherwise defined herein, capitalized terms used herein have the meanings provided therefore in the Credit Agreement.
ARTICLE II
AMENDMENTS
     SECTION 2.1 Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Consolidated EBITDA” in its entirety to read as follows:
     “Consolidated EBITDA” means, for any applicable period, the sum of (a) Net Income plus (b) to the extent deducted in determining Net Income, the sum of (i) income tax expense, (ii) interest expense, (iii) amounts attributable to the depreciation and amortization of assets, (iv) extraordinary or unusual cash charges that are non-recurring, (v) all non-cash charges, (vi) with respect to Consolidated EBITDA for the Parent, amounts attributable to restructuring costs, (vii) settlement payments arising from the Parent’s litigation settlement with Avaya Inc., and (viii) costs and expenses incurred in connection with (x) the Transaction and (y) any Permitted Acquisition; provided that, for purposes of this clause (y), the amount of costs and expenses relating to any Permitted Acquisition that may be added back to Net Income pursuant to clause (b)(viii) hereof shall not exceed an amount equal to 10% of the purchase price for such Permitted Acquisition; minus (c) to the extent (and only to the extent) included in determining Net Income, income attributable to the cancellation of Indebtedness issued by an Obligor (including as a result of a debt exchange).
     SECTION 2.2 Section 1.1 of the Existing Credit Agreement is hereby further amended by amending and restating the definition of “Excess Cash Flow” in its entirety to read as follows:
     “Excess Cash Flow” means, for any Fiscal Year, the excess (if any), of
     (a) Consolidated EBITDA for such Fiscal Year;
over
     (b) the sum (for such Fiscal Year) of (i) Interest Expense actually paid in cash by the Parent and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Term Loans pursuant to clause (c) of Section 3.1.1 (exclusive of repayments made from a refinancing of any portion of such Indebtedness, or pursuant to Section 3.1.1, or made, directly or indirectly, in connection with a cancellation of Indebtedness of any Obligor, including as a result of any exchange or cancellation of such Indebtedness by such Obligor or any of its Affiliates), (iii) all income Taxes actually paid in cash by the Parent and its Subsidiaries, (iv) Capital Expenditures made in cash (exclusive of Capital Expenditures financed with the proceeds of Indebtedness, equity issuances, casualty proceeds or other proceeds which are not included in EBITDA), (v) without limiting clause (ii) above, other voluntary prepayments of Indebtedness (exclusive of any prepayments of revolving Indebtedness unless a corresponding reduction is made to the commitments with respect thereto), (vi) permitted Investments made during such Fiscal Year, (vii) the cash portion of any consideration and related fees and expenses actually paid in connection with a Permitted Acquisition; (viii) the Consolidated Working Capital Adjustment for such Fiscal Year; and (ix) all cash charges to the extent added back to Net Income pursuant to clauses (iv), (vi) and (vii) of the definition of “Consolidated EBITDA” for purposes of determining Consolidated EBITDA for such Fiscal Year.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     SECTION 3.1 Conditions to Effectiveness. This Amendment shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the U.S. Administrative Agent (the date when all such conditions are so satisfied being the “Amendment Effective Date”):
     SECTION 3.1.1 Counterparts. The U.S. Administrative Agent shall have received counterparts to this Amendment executed by the Borrower and the Required Lenders.
     SECTION 3.1.2 Certificate of Authorized Officer. The Borrower shall have delivered a certificate of Authorized Officers, solely in their capacity as Authorized Officers of the Borrower, certifying that, both immediately before and after giving effect to this Amendment on the Fifth Amendment Effective Date, the statements set forth in Article IV hereof are true and correct.
     SECTION 3.1.3 Obligor Acknowledgment and Consent. The Parent and each Obligor (other than the Borrowers) shall execute and deliver an Acknowledgment and Consent in substantially the form of Annex I hereto.
     SECTION 3.1.4 Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the U.S. Administrative Agent and its counsel.
     SECTION 3.1.5 Payment of Expenses. The Borrowers shall have paid all reasonable fees, costs and expenses of the U.S. Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the administration of the Credit Agreement, including without limitation, the reasonable fees and disbursements of counsel to the U.S. Administrative Agent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
To induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below:
     SECTION 4.1 Representations and Warranties, No Event of Default. The representations and warranties contained herein, in Article VI of the Credit Agreement and in each other Loan Document, including any certificate or other writing delivered by or on behalf of any Obligor to any Secured Party in connection with this Amendment are true and correct in all material respects both immediately before and after giving effect to this Amendment (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and both immediately before and after giving effect to this Amendment no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing or would result from this Amendment becoming effective in accordance with its terms.
     SECTION 4.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of this Amendment, the Credit Agreement and each other Loan Document executed or to be executed by it are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not (a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or (b) result in (i) or require the creation or imposition of any Lien on any Obligor’s properties (except as permitted by the Credit Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.
     SECTION 4.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Amendment Effective Date will be, duly obtained or made and which are, or on the Amendment Effective Date will be, in full force and effect) is required for the consummation of this Amendment or the Credit Agreement or the due execution, delivery or performance by any Obligor of this Amendment, the Credit Agreement or any other Loan Document to which it is a party.
     SECTION 4.4 Validity, etc. This Amendment, the Credit Agreement and each other Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity.

ARTICLE V
CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT
     SECTION 5.1 Continued Effectiveness of Credit Agreement. The Borrower hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or grant to the Collateral Agent, a Lien on any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is ratified and confirmed in all respects.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 6.2 Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 6.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 6.4 Loan Document Pursuant to Credit Agreement. This Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (a) any representation or warranty made by an Obligor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (b) an Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
     SECTION 6.5 No Waiver. This Amendment is not, and shall not be deemed to be, a waiver of or consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the Credit Agreement and the other Loan Documents.

     SECTION 6.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 6.7 Fees and Expenses. The Borrowers shall pay on demand all out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses and other reasonable charges of legal counsel to the Agents.
     SECTION 6.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PERSON IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AMENDMENT. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

WILMINGTON TRUST FSB, as Administrative Agent and as a Lender
By:	/s/ James A. Hanley
	Name:	James A. Hanley
	Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

SPECIAL VALUE CONTINUATION PARTNERS, LP,		Principal Amount of Loans:
as a Lender		$19,839,674.14

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig

Name: Rajneesh Vig
Title: Partner

SPECIAL VALUE OPPORTUNITIES FUND, LLC,		Principal Amount of Loans:
as a Lender		$34,042,932.31

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig

Name: Rajneesh Vig
Title: Partner

SPECIAL VALUE EXPANSION FUND, LLC,		Principal Amount of Loans:
as a Lender		$14,364,106.46

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig

Name: Rajneesh Vig
Title: Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP,		Principal Amount of Loans:
as a Lender		$52,907,792.12

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig

Name: Rajneesh Vig
Title: Partner
[Signature Page to Fifth Amendment to Credit Agreement]

TENNENBAUM MULTI-STRATEGY MASTER FUND,		Principal Amount of Loans:
as a Lender		$48,461,802.01

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Advisor

By:	/s/ Eric Pagel

Name: Eric Pagel
Title: Partner
[Signature Page to Fifth Amendment to Credit Agreement]

MITEL NETWORKS, INC.
By:	/s/ Gregory J. Hiscock
	Name:	Gregory J. Hiscock
	Title:	Secretary

MITEL US HOLDINGS, INC.
By:	/s/ Gregory J. Hiscock
	Name:	Gregory J. Hiscock
	Title:	Secretary

MITEL (DELAWARE), INC.
By:	/s/ Gregory J. Hiscock
	Name:	Gregory J. Hiscock
	Title:	Secretary

MITEL NETWORKS CORPORATION
By:	/s/ Gregory J. Hiscock
	Name:	Gregory J. Hiscock
	Title:	General Counsel and Corporate Secretary

[Signature Page to Fifth Amendment to Credit Agreement]